Exhibit 4.26

Certain information marked as [xxx] has been excluded from the
Agreement because it is both not material and is the type that the registrant treats as private or confidential

债转股协议书

Debt Conversion Agreement

Luokung Technology Corp.

[July, 2024]

本《债转股协议书》(以下简称“本协议”)由以下双方于 2024年【7】月 【8】日(“签署日”)签署:

This Debt Conversion Agreement (this “Agreement”) is entered into as of 08 July, 2024 (the “Signing Date”) by and between:

(1)	Luokung Technology Corp.(“Luokung” 或 “公司”) Luokung Technology Corp. (“Luokung” or the “Company”)

公司地址: [xxx]

Company Address: [xxx]

(2)	Dragon Frontier Limited,一家依据英属维尔京群岛法律有效成立并合法存续的公司(“投资人”)

Dragon Frontier Limited, a company duly incorporated and validly existing under the laws of the British Virgin Islands (the “Investor”)

公司和投资人单独称为“一方”,合称为“双方”。

Each of the Company and the Investor shall be hereinafter referred to as a “Party” respectively, and as the “Parties” collectively.

鉴于:
Whereas

1. Luokung 系一家依据英属维尔京群岛法律有效成立并合法存续并且在美国纳斯达克(“交易所”)上市的商业公司,证券代码 LKCO。

Luokung is a business company duly incorporated and validly existing under the laws of the British Virgin Islands and listed on the NASDAQ (the “Exchange”) in the United States, with the company ticker symbol “LKCO”.

0. 投资人系依法享有民事权利能力和民事行为能力、能够独立承担民事责任的主体。

The Investor is a person who has the ability to enjoy civil rights and civil conduct in accordance with the laws, and can independently undertake civil responsibilities.

1. 投资人向公司提供了合计 4,100,000.00 美元的借款(“借款”)。双方拟将全部借款本金转换为公司普通股(“转换”)。

The Investor provided loans with total principal amount of US$4,100,000.00 (the “Loans”) to the Company. The Parties intend to convert the total principal amount of the Loans into the Company’s ordinary shares (the “Conversion”).

为明确双方当事人的权利义务,甲、乙双方在平等自愿的基础上,就债权转换的相关事宜达成如下协议,共同遵守:

To clarify the rights and obligations of each Party, the Parties hereby have reached this Agreement in relation to the Conversion of the Loans, on an equal and voluntary basis, which are set forth as follows:

第一条 股份类别、转换比例和转换数量

Article 1. Class of Shares, Conversion Ratio and Conversion Number

双方共同确认及同意,截至签署日,投资人已向公司提供合计【4,100,000.00】 美元的借款,公司指定其全资子公司 MMB Limited 为代收人。

The Parties mutually agree and confirm that, as of the Signing Date, the Investor has loaned an aggregate of US$[4,100,000.00] to the Company, which the Company entrusted its wholly-owned subsidiary MMB Limited to receive on its behalf.

双方同意,全部借款本金【4,100,000.00】美元及利息【293,520】美元将以如下方式转换为公司普通股:转换比例为每股【0.6】美元,公司就本次转换对投资人发行普通股股份的数量为【7,322,533】股(“转换股份”,锁定期【6】个月)。

The Parties agree that the total principal amount of US$[4,100,000.00] and the interest of $293,520 shall be converted into ordinary shares of the Company as follows: the conversion ratio shall be US$[0.6] per share, and the Company shall issue and allot to the Investor [7,322,533] ordinary shares (the “Converted Shares”, lock-up period: [6] months) in relation to the Conversion.

第二条 转换股份的交付和债权清偿

Article 2. Delivery of the Converted Shares and Repayment of the Loans

本协议项下的转换应 在双方另行同意的 时间完成 ,转换完成的 日期被称为 “交割日”。在交割日,投资人应向公司书面确认公司已偿还全部借款及其利息、 履行完毕与借款相关的全部义务;在收到投资人该等书面确认后,公司应启动向投资人交付转换股份持股证明。

The Conversion under this Agreement shall be completed on a date separately agreed between the Parties, and the date of completion of the Conversion shall be referred to as the “Closing Date”. On the Closing Date, the Investor shall confirm in writing the full repayment of the Loans as well as the interests accured thereof by the Company and the Company’s completion of performance of all obligations in relation thereto, upon the receipt of which, the Company shall commence the delivery of the certificate of the Converted Shares.

第三条 陈述与保证

Article 3. Representations and Warranties

为达成本协议之目的,公司作出如下陈述与保证:

For the purpose of this Agreement, the Company hereby represents and warrants to the Investor as follows:

1、 公司具有全部必要的权利和授权经营其正在经营的业务、拥有其现有的财产。公司会保证上市地位的合规,如果公司进行合股,将针对本协议中约定的股票发行数量对认购人进行补偿,补偿方式为额外发行股票,发行数量为本协议约定发行股票合股后数量的 150%。

The Company has all requisite rights and authority to operate its business and to be entitled to all of its properties. The company will ensure the compliance of its listing status. If the company conducts a share merger, it will compensate the subscribers for the number of shares issued as agreed in this agreement. The compensation will be in the form of additional issuance of shares, and the number of shares issued will be 150% of the number of shares issued after the share merger as agreed in this agreement.

2、 公司有全部必要的资格、权力和授权签署本协议并履行本协议项下的义务。本协议由公司签署后,构成其合法和有约束力的义务。

The Company has all requisite capacity, power and authority to execute this Agreement and perform its obligations hereunder. This Agreement shall constitute legally binding obligations of the Investor upon execution.

3、 公司签署本协议以及履行本协议项下义务,不会:

The execution of this Agreement and the performance of the Company’s obligations hereunder shall not:

(1) 违反其营业执照、成立协议、公司章程或类似组织文件的任何规定; violate the Company’s business license, establishment agreements, memorandum and articles of association and other constitutional documents as such;

(2) 违反任何相关法律或任何政府授权或批准;

violate any applicable laws or governmental authorization and approvals;

(3) 违反其作为当事人一方(或受之约束)的其他任何合同,导致其在该合同项下违约。

violate any other agreements to which the Company is a party or by which the Company is bound to constitute, resulting in its breach of such agreements.

投资人作出如下陈述与保证:

The Investor hereby represents and warrants to the Company as follows:

1、 投资人系依法享有民事权利能力和民事行为能力、能够独立承担民事责任的主体,不存在任何可能导致其终止、停业、解散、清算、破产的情形或法律程序。

The Investor is person who has the ability to enjoy civil rights and civil conduct in accordance with the laws, and can independently undertake civil responsibilities, and there is no situation or legal proceeding that may lead to its termination, suspension of business, dissolution, liquidation or bankruptcy.

2、 投资人有全部必要的资格、权力和授权签署本协议并履行本协议项下的义务。本协议由投资人签署后,构成其合法和有约束力的义务。

The Investor has all requisite capacity, power and authority to execute this Agreement and perform its obligations hereunder. This Agreement shall constitute legally binding obligations of the Investor upon execution.

3、 投资人签署本协议以及履行本协议项下义务,不会:

The execution of this Agreement and the performance of the Investor’s obligations hereunder shall not:

(1) 违反其营业执照、成立协议、公司章程或类似组织文件的任何规定(如适用);

violate the Investor’s business license, establishment agreements, memorandum and articles of association and other constitutional documents as such (as applicable);

(2) 违反任何相关法律法规或任何政府授权或批准;

violate any applicable laws and regulations or governmental authorization and approvals;

(3) 违反其作为当事人一方(或受之约束)的其他任何合同,导致其在该合同项下违约。

violate any other agreements to which the Investor is a party or by which the Investor is bound to constitute, resulting in its breach of such agreements.

4、 投资人已(a)了解公司的业务和财务情况,与公司管理层进行了充分讨论,并取得了足够的信息,以就本次转换作出知情决定;(b)就本协议的含义及其签署事宜咨询了法律顾问,本次交易决定由其独立作出而未依赖任何公司意见或建议或公司作出的陈述或保证(惟公司于本协议第三条项下明确作出的陈述和保证除外)。

The Investor (a) is aware of the Company’s business affairs and financial conditions, has discussed sufficiently with the management of the Company and has acquired sufficient information to reach an informed and knowledgeable decision with respect to the Conversion; (b) has consulted with its legal advisors regarding the implications of this Agreement and the signing hereof and the transaction decision is its independent decision without relying upon any opinions, advice of the Company, representations or warranties of the Company other than the express representations and warranties of the Company set forth in this Article 3.

5、 投资人仅为其自身而持有转换股份,而非作为代名人或代理人、亦非为出售或分销转换股份的任何部分而持有转换股份;通过签署本协议,其进一步表明其未与任何人士达成任何合同、承诺、同意或安排以向其或任何第三方出售、 转让或授予任何转换股份。

The Investor is, or will be, holding the Converted Shares for its own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof; by executing this Agreement, it further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or any third person, with respect to any Converted Shares.

6、 投资人不会做空公司股票,或将其持有的股份出借或处置给他人或机构用于恶意做空公司股票。

The Investor will not sell short the Company’s shares, or lend or dispose the shares it holds to other individuals or institutions for maliciously selling short the Company’s shares.

第四条 双方的义务和责任

Article 4. Obligations and Responsibilities of the Parties

1、 公司的义务和责任

Obligations and Responsibilities of the Company

(1) 为签署本协议所需的一切必要的股东、董事会、交易所、政府部门以及任何其他方的批准、许可、同意、登记、备案或任何其他手续(因当前法律法规及有关政府部门原因无法适当取得的除外)均应适当取得和完成并且充分合法有效。

All requisite approvals, permits, consents, registration, filings or other formalities by or with the shareholders, the board of directors, the Exchange, the governmental authorities and any third party which are required to be obtained by the Company in connection with the execution of this Agreement shall be obtained, accomplished and remain valid, except for those that cannot be properly obtained due to current laws, regulations and relevant governmental authorities.

(2) 公司保证尽商业合理努力按照本协议约定的条件、数量及比例向投资人发行转换股份,并按照相关证券登记结算机构的有关规定进行登记结算。

The Company shall take commercially reasonable efforts to issue such number of Converted Shares to the Investor at such conversion ratio in accordance with the terms and conditions as set forth in this Agreement, and accomplish the registration and clearing in accordance with relevant regulations of related security registration and clearing institutions.

(3) 公司应根据交易所的相关规定,及时地进行信息披露。

The Company shall disclose related information in accordance with relevant regulations of the Exchange.

2、 投资人的义务和责任

Obligations and Responsibilities of the Investor

(1) 投资人应配合公司办理本次发行转换股份的相关手续。

The Investor shall cooperate with the Company to accomplish the procedures in relation to the issuance of the Converted Shares。

(2) 投资人为签署本协议所需的一切必要的股东、董事会、交易所、政府部门以及任何其他方的批准、许可、同意、登记、备案或任何其他手续(因当前法律法规及有关政府部门原因无法适当取得的除外)均应适当取得和完成并且充分合法有效;

All approvals, permits, consents, registration, filings or other formalities by or with the shareholders, the board of directors, the Exchange, the governmental authorities and any third party which are required to be obtained by the Investor in connection with the execution of this Agreement shall be obtained, accomplished and remain valid, except for those that cannot be properly obtained due to current laws, regulations and relevant governmental authorities.

第五条 协议的生效

Article 5. Effectiveness of this Agreement

本协议自双方法定代表人或授权代表适当签署之日起成立生效。

This Agreement shall become effective upon being duly executed by the Parties’ respective legal representatives or authorized signatories.

第六条 违约责任

Article 6. Default Events

任何以下事件(“违约事件”)均构成本协议项下的违约:(a)在本协议项下所作的任何陈述或保证在任何重大方面被证明不真实、不准确或具有误导性的; 或(b)本协议签订后,除不可抗力以外,任何一方不履行或不及时、不适当履行本协议项下其应履行的任何义务,或违反其在本协议项下作出的承诺。发生违约事件时,违约方应按照法律规定承担相应法律责任。

Any of the following events shall constitute a default event (the “Default Event”) under this Agreement: (a) any representation or warranty made under this Agreement proved to be false, inaccurate or misleading in any material respect; or (b) after execution of this Agreement, except for occurrence of any force majeure event, failure to perform or perform in a timely or proper manner or breach of any covenant under this Agreement. In the event of any Default Event, the breaching Party shall take legal responsibilities in accordance with applicable laws and regulations.

第七条 保密

Article 7. Confidentiality

本协议的全部条款、本协议本身以及从本协议中可获取的信息均为保密信息, 任何一方不应向任何第三方披露。为履行本协议之目的,在确需知晓的基础上, 一方(“披露方”)可向其与履行本协议有关的高管、董事、雇员、代理人和专业顾问披露,但应确保该等高管、董事、雇员、代理人和专业顾问同样遵守本协议项下的保密义务,如披露方的高管、董事、雇员、代理人或专业顾问违反本协议项下的保密义务,将视为披露方违反本协议项下的保密义务;如果双方根据法律要求而需要向政府、公众或者股东披露有关本协议的信息或者将本协议交至有关机构备案则属例外,但披露方应立即通知另一方。不论本协议是否变更、解除或终止,均不影响本条的效力。

All terms of this Agreement, this Agreement itself and any information derived from this Agreement are confidential and should not be disclosed by any Party to any third party, provided that, any Party (the “Disclosing Party”) hereto may disclose confidential information or permit the disclosure of confidential information (a) to its officers, directors, employees, agents and professional advisors on a need-to-know basis for the performance of its obligations in connection herewith so long as such officers, directors, employees, agents and professional advisors are subject to the confidentiality provisions herein and the breach of such officers, directors, employees, agents and professional advisors shall be deemed as the breach of the Disclosing Party and (b) to the extent required by applicable laws to disclose the confidential information to the governmental authorities, the public or its shareholders or filed with relevant institutions, provided that such Disclosing Party shall provide the other Party with prompt written notice of that fact. This Article 7 shall remain in force and effective regardless of whether this Agreement is modified or terminated.

第八条 补充与变更

Article 8. Supplementation and Modification of this Agreement

本协议可根据双方达成一致的书面意见进行修改或补充,由此形成的补充协议与本协议具有相同法律效力。

This Agreement may be modified or supplemented with the written approval of the Parties. Such supplementation and modification, in the form of supplementary agreements, shall constitute an integral part of this Agreement.

第九条 解除与终止

Article 9. Termination

1、 因不可抗力致使本协议不可履行,经双方书面确认后本协议终止。

This Agreement shall be terminated upon the written confirmation by the Parties, if the obligations hereunder cannot be performed due to force majeure.

2、 双方可协商一致以书面形式终止本协议。

This Agreement may be terminated upon mutual consent in writing of the Parties.

3、 本协议的一方严重违反本协议,致使对方不能实现协议目的,对方有权书面通知违约方解除本协议。

This Agreement may be terminated by either Party, by written notice to the other Party, if there is a material breach of this Agreement by such other Party, due to which the purpose of this Agreement cannot be reached.

4、 本协议的解除,不影响守约方向违约方追究违约责任。

The termination of this Agreement shall not exempt the defaulting Party from taking responsibility for its breaches of this Agreement.

第十条 不可抗力

Article 10. Force Majeure

1、 任何一方因有不可抗力致使全部或部分不能履行本协议或迟延履行本协议,应自不可抗力事件发生之日起三日内,将事件情况以书面形式通知另一方, 并自事件发生之日起三十日内,向另一方提交导致其全部或部分不能履行或迟延履行的证明。

If either Party, due to force majeure, cannot fully or partially perform its obligations hereunder, or delays performing its obligations hereunder, such Party shall, within three (3) days from the date of the occurrence, notify the other Party of the force majeure, and within thirty (30) days of the occurrence, submit the relevant credentials concerning its failure to fully or partially perform its obligations hereunder, or its delay in performing its obligations hereunder, due to such force majeure.

2、 遭受不可抗力的一方应采取一切必要措施减少损失,能继续履行的,在事件消除后立即恢复本协议的履行。不能履行的,经双方协商一致后,可以终止本协议。

The Party suffering from force majeure shall take all requisite measures to reduce the loss. Such Party shall continue to perform its obligations hereunder if the force majeure ceases and it can perform its obligations. If such Party cannot perform its obligations hereunder, this Agreement shall be terminated upon mutual consent in writing of the Parties.

3、 本协议所称“不可抗力”是指不能预见、不能克服、不能避免的客观事件,包括但不限于洪水、地震、火灾、风暴、战争、民众骚乱、罢工等。

For the purpose of this Agreement, force majeure refers to any objective circumstance which is unforeseeable, insurmountable and unavoidable, including but not limited to flood, earthquake, fire, typhoon, war, riots and strikes.

第十一条 适用法律与争议的解决

Article 11. Governing Law and Dispute Resolution

1、 本协议适用中华人民共和国香港特别行政区法律并据此解释。

This Agreement shall be governed by and construed in accordance with laws of the Hong Kong Special Administrative Region of the People’s Republic of China.

2、 在本协议履行期间,凡因履行本协议所发生的或与本协议有关的一切争议,双方应首先通过友好协商解决。协商不能解决时,任何一方均有权向香港国际仲裁中心申请仲裁,仲裁地点为香港。仲裁结果是终局的,对双方均有约束力。

Disputes arising from or in connection with this Agreement shall be settled through friendly negotiation between the Company and the Investor. In the event the Company and the Investor are unable to settle a dispute between them regarding this Agreement, such dispute shall be submitted to Hong Kong International Arbitration Centre for arbitration in Hong Kong. The arbitral award shall be final and binding upon the Parties. Disputes arising from or in connection with the interpretation or the performance of this Agreement shall be settled through friendly negotiation between the Parties.

第十二条 协议的解释

Article 12. Interpretation of this Agreement

1、 本协议各条款的标题仅为方便而设,不影响标题所属条款的意思。

The title of each Article of this Agreement is only for convenience, and shall not affect the meaning of the terms under such Article.

2、 本协议以中文编制并签署。本协议的任何英文版本仅为参考而提供。如果其中文版本与英文版本之间存在任何不一致之处,则以中文版本为准。

This Agreement is prepared and executed in Chinese. Any English version of this Agreement is provided for reference only. In the event of any inconsistency between the English version and the Chinese version, the Chinese version shall prevail.

第十三条 其他

Article 13. Miscellaneous

1、 一方未能行使、迟延行使或部分行使其在本协议项下的任何权利、权力或补救并不构成对它们的放弃或部分放弃,亦不影响该方对该等权利、权力或补救的进一步行使或对任何其他权利、权力或补救的行使。在任何法律项下本协议任何条款之不合法、无效或不可执行不影响其在任何其他法律项下的合法性、有效性或可执行性,也不影响其他任何条款的合法性、有效性或可执行性。双方应当在合法的范围内协商确定新的条款,以保证最大限度地实现原有条款的意图。

The failure, delay or partial exercise of any Party of its rights hereunder shall not constitute a waiver of any of such rights, and shall not affect the further exercise of such rights or exercise of any other right, power or remedy entitled by such Party. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the Parties shall negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most closely effectuates the Parties’ intent in entering into this Agreement, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby.

2、 本协议项下的所有通信沟通应采用书面方式,并应送达或发送至双方的如下通信地址:

All notices, requests, claims, demands and other communications hereunder shall be inwriting and shall be given or made to the Company or the Investor to the addresses specified below:

至公司

收件人:	【xxx】
通信地址:	【xxx】
电话:	【xxx】
邮箱:	【xxx】

If to the Company

Attn:	[xxx]
Address:	[xxx]
Tel:	[xxx]
Email:	[xxx]

至投资人

收件人:	【xxx】
通信地址:	【xxx】
电话:	【xxx】
邮箱:	【xxx】

If to the Investor

Attn:	[xxx]
Address:	[xxx]
Tel:	[xxx]
Email:	[xxx]

双方在本协议生效之后可以提前七(7)日发出书面通知更新上述收件人、通信地址。任何通信必须发送给指定的收件人并且含有充分的提示和/或说明,以使其一见即知与本协议下所述事项有关。如通过专人递送,该通信递交对方收件人或其代理人即视为送达;如以信件方式发送,该通信在发送以后的三(3)日视为送达;如以电子邮件方式进行的通知以邮件系统显示电子邮件发出时视为送达, 该电子邮件被邮件系统退回的除外。

After the execution of this Agreement, each Party may update the above recipient and address by written notice seven (7) days in advance. All notices shall be addressed to the designated recipient and contain sufficient notifications and/or instructions to make the recipient immediately aware of its relevance to this Agreement. The documents shall be conclusively deemed to have been duly delivered and received: (i) on the date when the courier delivers the above documents or notification to the designated recipient or agent when sent by courier, (ii) three (3) days after such document or notification has been posted when sent by mail; (iii) on the date when the email system indicates the email has been sent when sent by email unless the email is rejected by the email system.

3、 双方应各自承担其在本协议下发生的任何费用或开支,包括税费、律师费用、财务顾问费用等。

Each Party shall bear its own costs or expenses incurred under this Agreement, including taxes, attorneys’ fees, financial advisers’ fees, etc.

4、 本协议一式两份,效力同等。双方当事人各执一份。

This Agreement shall be executed in two counterparts, and each Party shall keep one copy respectively, with the same legal effect.

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公司/Company: Luokung Technology Corp.

签署/By：	/s/ Xuesong Song
姓名/Name:	Xuesong Song
职位/Title:	Chief Executive Officer

投资人/Investor: Dragon Frontier Limited

签署/By：	/s/ Dan Sang
姓名/Name:	Dan Sang
职位/Title:	Authorized Person